EXHIBIT 2.2

ACTIVE 269901630v.7

AMENDMENT TO
SHARE PURCHASE AGREEMENT

This AMENDMENT TO SHARE PURCHASE AGREEMENT (this “Amendment”) is made and entered into effective as of June 30, 2021 by and among PRIMERICA, INC., a Delaware corporation (“Parent”), PRIMERICA NEWCO, INC., a Delaware corporation and wholly owned subsidiary of Primerica (“Purchaser”), ETELEQUOTE LIMITED, an exempted company limited by shares incorporated and existing under the laws of Bermuda (the “Company”), the shareholders of the Company set forth on Exhibit A (each, a “Selling Shareholder” and, collectively, the “Selling Shareholders”), and FORTIS ADVISORS LLC, a Delaware limited liability company solely in its capacity as the sellers’ representative (the “Sellers’ Representative”), as an amendment to the Share Purchase Agreement made and entered into as of April 18, 2021 by and among Parent, Purchaser, the Company, the Selling Shareholders and the Sellers’ Representative (the “Share Purchase Agreement”).  Parent, Purchaser, the Company, the Selling Shareholders and the Sellers’ Representative are sometimes referred to herein individually as a “Party” and collectively herein as the “Parties.”

RECITALS

A.	WHEREAS, the Parties desire to amend the Share Purchase Agreement as set forth herein; and
B.

WHEREAS, Section 12.13 of the Share Purchase Agreement provides that the Share Purchase Agreement may be amended prior to the Closing Date by means of a written instrument duly executed and delivered by Parent and Purchaser, on the one hand, and the Company and each of the Selling Shareholders, on the other.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

AMENDMENT

1.Capitalized terms in this Amendment that are not otherwise defined herein shall have the meaning given them in the Share Purchase Agreement.

2.The definition of “Earnout Consideration (2021)” in Exhibit B of the Share Purchase Agreement is hereby deleted and replaced in its entirety with the following (to correct a scrivener’s error as highlighted below):

“Earnout Consideration (2021)” means (i) in the event there is no Change of Control prior to December 31, 2021, (A) $25,000,000, in the event the EBITDA Achievement Percentage (2021) is greater than or equal to 100%, (B) the amount determined by multiplying (1) $25,000,000 by (2) the Earnout Payout Percentage (2021), in the event the EBITDA Achievement Percentage (2021) is greater than or equal to 85% but less than 100%, or (C) zero, in the event the EBITDA

Achievement Percentage (2021) is less than 85%; or (ii) in the event there is a Change of Control prior to December 31, 2021, the Accelerated Earnout Consideration.

3.The definition of “Earnout Consideration (2022)” in Exhibit B of the Share Purchase Agreement is hereby deleted and replaced in its entirety with the following (to correct a scrivener’s error as highlighted below):

“Earnout Consideration (2022)” means (i) in the event there is no Change of Control prior to December 31, 2022, (A) $25,000,000, in the event the EBITDA Achievement Percentage (2022) is greater than or equal to 100%, (B) the amount determined by multiplying (1) $25,000,000 by (2) the Earnout Payout Percentage (2022), in the event the EBITDA Achievement Percentage (2022) is greater than or equal to 85% but less than 100%, or (C) zero, in the event the EBITDA Achievement Percentage (2022) is less than 85%; or (ii) in the event there is a Change of Control prior to December 31, 2022, the Accelerated Earnout Consideration.

4. Exhibit B of the Share Purchase Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Capital Contribution and Offset Agreement” means that certain Capital Contribution and Offset Agreement between the Company and e-TeleQuote, dated as of June 29, 2021.

“Earnout Payout Percentage (2021)” means the percentage obtained by dividing (i) (A) the EBITDA Achievement Percentage (2021) minus eighty-five percent (85%) by (ii) fifteen percent (15%).

“Earnout Payout Percentage (2022)” means the percentage obtained by dividing (i) (A) the EBITDA Achievement Percentage (2022) minus eighty-five percent (85%) by (ii) fifteen percent (15%).

5.The definition of “Net Debt” in Exhibit B of the Share Purchase Agreement is hereby deleted and replaced in its entirety with the following (to correct a scrivener’s error as highlighted below):

“Net Debt” means (a) Closing Indebtedness minus (b) Closing Cash minus (c) two million dollars (US$2,000,000).

6.Item 3 of Exhibit K to the Share Purchase Agreement is hereby amended (to correct a scrivener’s error) by deleting the words “Section 5.10” and replacing them with “Section 5.11.”

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7. Section 1.9(c)(xii) of the Share Purchase Agreement is hereby deleted and replaced in its entirety with the following (to reflect (i) that e-TeleQuote owes the Company principal and interest in the aggregate amount of $30,208,018 stemming from certain advances previously made by the Company, (ii) that the Company owes e-TeleQuote principal and interest in the aggregate amount of $5,572,208 stemming from certain advances previously made by e-TeleQuote and (iii) the entry by the Company and e-TeleQuote into that certain Capital Contribution and Offset Agreement dated as of June 29, 2021 (attached hereto as Exhibit B)):

evidence reasonably satisfactory to Parent and Purchaser that the accrued but unpaid interest on any outstanding debt obligations owed by e-TeleQuote to the Company or any outstanding debt obligations owed by the Company to e-TeleQuote, as applicable,  have been discharged, offset or paid and that any such obligations have been settled, in each case, in accordance with Section 5.11.

8. Section 5.11 of the Share Purchase Agreement is hereby deleted and replaced in its entirety with the following (to reflect (i) that e-TeleQuote owes the Company principal and interest in the aggregate amount of $30,208,018 stemming from certain advances previously made by the Company, (ii) the Company owes e-TeleQuote principal and interest in the aggregate amount of $5,572,208 stemming from certain advances previously made by e-TeleQuote and (iii) the entry by the Company and e-TeleQuote into that certain Capital Contribution and Offset Agreement dated as of June 29, 2021):

Affiliate Transactions. Except as otherwise agreed by Parent and Purchaser, on the one hand, and the Company, on the other, or as set forth in Schedule 5.11, the Selling Shareholders and the Company shall, and shall cause their respective Affiliates to, take such actions as may be necessary to terminate or commute prior to or concurrently with the Closing all Affiliate Transactions and to settle, discharge, offset or pay in full any intercompany loans, notes or advances, regardless of their maturity, including any accrued and unpaid interest thereon, such that, following the Closing, the Acquired Companies or the Company, as applicable, shall have no further liability under such Affiliate Transactions; provided, the aggregate amount of payments to be made by the Acquired Companies or the Company, as applicable, pursuant to this Section 5.11 shall not exceed forty thousand dollars (US$40,000), other than with respect to the Parent Advances and Subsidiary Advances (each as defined in the Capital Contribution and Offset Agreement), which shall be settled in accordance with the Capital Contribution and Offset Agreement.  Any unpaid Taxes attributable to the settlement of the Parent Advances and Subsidiary Advances (each as defined in the Capital Contribution and Offset Agreement) shall be treated as Pre-Closing Taxes of e-TeleQuote for purposes of this Agreement.

9. The following sentence is added to the end of Section 7.2(b) (to reflect the entry by the Company and e-TeleQuote into that certain Capital Contribution and Offset Agreement dated as of June 29, 2021):

Notwithstanding anything in this Agreement to the contrary, Parent shall be permitted to file, or to cause e-TeleQuote to file, the IRS Form(s) 1042-S necessary

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to satisfy the requirements of Section 4 of the Capital Contribution and Offset Agreement.

10. Parent and Purchaser hereby waive the closing condition set forth in Section 8.3 of the Share Purchase Agreement solely with respect to the CCP exemption under Section 4(1) of the Competition Act, 2010 with respect to the Restrictive Covenant Agreement.

11. Parent and Purchaser hereby waive the closing condition set forth in Section 8.2 of the Share Purchase Agreement solely with respect to the Company’s covenant set forth in Section 5.14(a) of the Share Purchase Agreement regarding the transfer of equity interests in ETQ Nicaragua; provided, that the Company and each of the Selling Shareholders agrees to take all actions necessary, proper and advisable and in accordance with applicable Legal Requirements to cause all of the authorized, issued and outstanding equity interests in ETQ Nicaragua to be transferred to e-TeleQuote or such other Person as may be agreed by Parent and Purchaser in their reasonable discretion, as promptly as practicable following the Closing and in any event no later than September 1, 2021; provided, further, for the avoidance of doubt, this waiver of the closing condition set forth in Section 8.2 shall not (a) affect the status of ETQ Nicaragua as an Acquired Company for purposes of the Transaction Documents or (b) abrogate or otherwise excuse the Company’s, the Selling Shareholders’ or the Sellers’ Representative’s obligations under the Share Purchase Agreement with respect to the equity interests in ETQ Nicaragua including, without limitation, Section 2.2(c), Section 2.2(e) and Section 5.14(a) thereof.

12.Except as expressly modified hereby, all terms, conditions and provisions of the Share Purchase Agreement shall continue in full force and effect.

13.In the event of any inconsistency or conflict between the terms and provisions of the Share Purchaser Agreement and this Amendment, the terms and provisions of this Amendment shall govern and control.

14.This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement. The exchange of a fully executed Amendment (in counterparts or otherwise) by electronic transmission in .pdf format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

[Signature Pages Follow]

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The Parties have caused this Amendment to be executed and delivered as of the date first written above.

PURCHASER:

PRIMERICA NEWCO, INC.

By: /s/ Michael W. Miller

Name: Michael W. Miller

Title:    President

PARENT:

PRIMERICA, INC.

By: /s/ Glenn J. Williams

Name: Glenn J. Williams

Title:    Chief Executive Officer

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

COMPANY:

ETELEQUOTE LIMITED

By:/s/ Anthony P. Solazzo

Name: Anthony P. Solazzo

Title: Chief Executive Officer

SELLERS’ REPRESENTATIVE:

FORTIS ADVISORS LLC

By: /s/ Ryan Simkin

Ryan Simkin

Managing Director

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

SELLING SHAREHOLDERS:

THE RESOURCE GROUP INTERNATIONAL LIMITED

By: /s/ Zia Chishti_____________________

Name: Zia Chishti

Title: Director

PROJECT SUNSHINE PAID LLC

By: /s/ Greg Beam_____________________

Name: Greg Beam

Title: Manager

ADIA GLOBAL LLC

By: /s/ Shuja Keen_____________________

Name: Shuja Keen

Title: Managing Partner

ASGHAR HUSAIN

/s/ Asghar Husain_____________________
Asghar Husain

CARL O’NEIL

/s/ Carl O’Neil________________________
Carl O’Neil

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

SELLING SHAREHOLDERS:

DARRIN CATES

/s/ Darrin Cates
Darrin Cates

DAVID B. PORCH, JR.

/s/ David B. Porch Jr.___________________
David B. Porch, Jr.

PAULEE C. DAY

/s/ Paulee C. Day______________________
Paulee C. Day

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

SELLING SHAREHOLDERS:

ANDREW DOUGLAS

Andrew Douglas
Andrew Douglas

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

ANNA KAPOSHKO

Anna Kaposhko_______________________
Anna Kaposhko

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

ANTWONETTE CRITTON

Antwonette Critton____________________
Antwonette Critton

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

ANUM GARDEZI

Anum Gardezi________________________
Anum Gardezi

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

SELLING SHAREHOLDERS:

ARMAN PURIFICACION

Arman Purificacion____________________
Arman Purificacion

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

CATHY DUNDAS

Cathy Dundas________________________
Cathy Dundas

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

DARLENE LARKINS KELLER

Darlene Larkins Keller_________________
Darlene Larkins Keller

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

DENNIS BROWN

Dennis Brown________________________
Dennis Brown

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

SELLING SHAREHOLDERS:

FELIX DE JESUS

Felix De Jesus________________________
Felix De Jesus

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

GHULAM MURTAZA

Ghulam Murtaza______________________
Ghulam Murtaza

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

HAMZA ALLI ASHRAF

Hamza Alli Ashraf_____________________
Hamza Alli Ashraf

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

JOHN SCOTT

John Scott___________________________
John Scott

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

SELLING SHAREHOLDERS:

JOSEPH EDWARDS

Joseph Edwards_______________________
Joseph Edwards

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

MAHROZE RAZA

Mahroze Raza________________________
Mahroze Raza

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

MOHSIN NAWAZ

Mohsin Nawaz_______________________
Mohsin Nawaz

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

MUHAMMAD JUNAID JAVED

Muhammad Junaid Javed_______________
Muhammad Junaid Javed

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

SELLING SHAREHOLDERS:

RANDALL SCHULER

Randall Schuler_______________________
Randall Schuler

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

RHODA WILLIAMS

Rhoda Williams______________________
Rhoda Williams

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

ROB CHAUNCEY

Rob Chauncey________________________
Rob Chauncey

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

SOUKASEUNE NOKHAM

Soukaseune Nokham___________________
Soukaseune Nokham

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

SELLING SHAREHOLDERS:

SYED ASIR BIN KHALID

Syed Asir Bin Khalid___________________
Syed Asir Bin Khalid

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

TAMMY DUKE

Tammy Duke_________________________
Tammy Duke

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

VINCENT OWENS

Vincent Owens_______________________
Vincent Owens

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

WANDA GONZALEZ

Wanda Gonzalez______________________
Wanda Gonzalez

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

[Signature Page to Amendment to Share Purchase Agreement]

The Parties have caused this Amendment to be executed and delivered as of the date first written above.

SELLING SHAREHOLDERS:

WILLIAM LARKINS

William Larkins______________________
William Larkins

By /s/ Paulee C. Day

Paulee C. Day, Attorney-In-Fact

[Signature Page to Amendment to Share Purchase Agreement]

EXHIBIT A

Selling Shareholders

Majority Shareholder:

The Resource Group International Limited

Minority Shareholders:

Project Sunshine Paid LLC

Adia Global LLC

Andrew Douglas

Anna Kaposhko

Antwonette Critton

Anum Gardezi

Arman Purificacion

Asghar Husain

Carl O’Neil

Cathy Dundas

Darlene Larkins Keller

Darrin Cates

David B Porch, Jr.

Dennis Brown

Felix De Jesus

Ghulam Murtaza

Hamza Alli Ashraf

John Scott

Joseph Edwards

Mahroze Raza

Mohsin Nawaz

Muhammad Junaid Javed

Paulee C. Day

Randall Schuler

Rhoda Williams

Rob Chauncey

Soukaseune Nokham

Syed Asir Bin Khalid

Tammy Duke

Vincent Owens

Wanda Gonzalez

William Larkins